[CHEMICAL LOGO]

                        Press Contact:      Kathleen Baum
                                            212-270-5089

                        Investor Contact:   John Borden
                                            212-270-7318

                         For Immediate Release
                               Tuesday, March 19, 1996



                    CHEMICAL RAISES DIVIDEND


     New York, March 19, 1996 -- The Board of Directors of
Chemical Banking Corporation today increased the quarterly dividend on the outstanding shares of the corporations common stock to $.56 per share, up 12 percent from $50 per share, payable April 30, 1996, to stockholders of record at the close of business on April 4, 1996. On an annual basis, this would represent an increase in the dividend rate to $2.24 per share from $2.00 per share.

     Because the record date will occur after the merger of Chemical Banking Corporation and The Chase Manhattan Corporation on March 31, 1996, all stockholders on the record date, whether they are former Chase or former Chemical stockholders, will be entitled to receive the announced dividend.


                              # # #

67667